UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 12, 2013

ZIONS BANCORPORATION
(Exact name of registrant as specified in its charter)

UTAH	001-12307	87-0227400
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE SOUTH MAIN, 15th FLOOR, SALT LAKE CITY, UTAH	84111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 801-524-4787

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 7.01	Regulation FD Disclosure

Attached is copy of a presentation to be used by Doyle L. Arnold, vice chairman and chief financial officer, at the Credit Suisse 14th Annual Financial Services Forum on Tuesday, February 12, 2013.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits
The following exhibit is furnished as part of this current report on Form 8-K:

Exhibit 99.1 – Credit Suisse 14th Annual Financial Services Forum, Tuesday, February 12, 2013

ZIONS BANCORPORATION

Date: February 12, 2013	By:	/s/ Thomas E. Laursen
Name Thomas E. Laursen
Title EVP and General Counsel